Exhibit 10.1

BERNARD CHAUS, INC.
2007 RESTRICTED STOCK INDUCEMENT PLAN

1.    Purpose

The purpose of this Plan is to assist Bernard Chaus, Inc. (the ‘‘Company’’) in inducing individuals to become employees of the Company by offering them a stake in the Company’s success.

2.    Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1.    ‘‘Award’’ means a grant of Restricted Stock under the Plan.

2.2.    ‘‘Award Agreement’’ means the written agreement, instrument or document evidencing a grant of Restricted Stock under the Plan.

2.3.    ‘‘Board’’ means the Board of Directors of the Company.

2.4.    ‘‘Change in Control’’ shall mean an acquisition of all or substantially all of the Company’s assets or voting securities, within the meaning of Code Section 409A.

2.5.    ‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

2.6.    ‘‘Committee’’ means the Compensation Committee of the Board.

2.7.    ‘‘Company’’ means Bernard Chaus, Inc.

2.8.    ‘‘Participant’’ means any newly hired employee of the Company who receives an Award under the Plan, and who, prior to employment with the Company, was offered an Award in order to induce such individual to become an employee of the Company.

2.9.    ‘‘Plan’’ means the Bernard Chaus Inc. 2007 Restricted Stock Inducement Plan.

2.10.    ‘‘Restricted Stock’’ means Shares awarded by the Committee under the Plan, which may be subject to certain transfer restrictions and to a risk of forfeiture, as set forth herein and in any Participant’s Award Agreement.

2.11.    ‘‘Restriction Period’’ means the period during which Restricted Stock awarded under the Plan is subject to forfeiture.

2.12.    ‘‘Securities Act’’ means the Securities Act of 1933, as amended.

2.13.    ‘‘Shares’’ means the common stock, par value $.01 per share, of the Company.

3.    Administration

3.1.    The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including without limitation, the Participants, the Company, its subsidiaries and affiliates.

3.2.    Subject to the provisions of the Plan, the Committee shall have full and final authority in its sole discretion: (a) to select the newly hired employees to whom an Award shall be granted; (b) to determine the number of Shares to which an Award will relate, the terms and conditions of each such Award (including, but not limited to, restrictions as to vesting, transferability or forfeiture, or settlement of an Award and waivers or accelerations thereof, based on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (c) to determine whether, to what extent, and under what circumstances an Award may be cancelled or forfeited; (d) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (e) to construe and interpret the Plan and to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

3.3.    The Committee’s powers shall also include responsibility to determine the effect, if any, of a Change in Control or other corporate transaction upon outstanding Awards. Upon the occurrence of a

Change in Control (or other corporate transaction), the Committee may, at its discretion, (a) fully vest any or all Awards made under the Plan, (b) where the Company is not the surviving entity, cause the surviving entity to assume all Awards or replace all outstanding Awards with comparable awards, or (c) take such other action as the Committee shall determine to be appropriate; and

3.4.    The Committee may impose on any Award, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the Participant’s termination of employment with the Company or any subsidiary or affiliate; provided, however, that the Committee shall retain full power to accelerate or waive any such term or condition as it may have previously imposed.

4.    Shares Subject to the Plan

4.1.    Subject to adjustment as provided in Section 7, the maximum number of Shares that may be granted under the Plan shall be 100,000. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

4.2.    Whenever any outstanding Award is forfeited, cancelled or terminated, the Shares underlying such Award shall, to the extent of any such forfeiture, termination or cancellation again be available for future issuance.

5.    Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of Shares to the Participant, which Shares (and any other securities received on account of such Shares) are subject to forfeiture upon the happening of specified events. An Award shall be evidenced by an Award Agreement and shall be subject to the following terms and conditions:

5.1.    Upon the grant of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s) representing such Shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and if issued to the Participant, returned to the Company, to be held in escrow during the Restriction Period. In all cases, the Participant shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period.

5.2.    During the Restriction Period the Participant shall have the right to receive dividends from and to vote the Shares of Restricted Stock.

5.3.    Provided that the Restricted Stock has not been previously forfeited, at the end of any Restriction Period the restrictions imposed under the Award Agreement shall lapse with respect to the number of Shares specified thereunder, and the legend imposed hereunder shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

6.    Transferability

No Award shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation or liability of a Participant, to any party, other than the Company, any subsidiary or affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a participant granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e. children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

7.    Adjustment Upon Changes in Capitalization

In the event of a reorganization, recapitalization, stock split, spin-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting the Shares, or any distribution to stockholders other than a cash dividend, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate.

8.    Effective Date, Amendment and Termination of the Plan

The Plan shall become effective on November 15, 2007 and shall remain in full force and effect until the earlier of ten years from the date of its adoption by the Board, or the date it is terminated by the Board. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of the Company’s stockholders or Participants, provided that no such amendment, modification, suspension or termination shall impair or adversely alter any Restricted Stock previously granted under the Plan, except with the consent of the holder of the Restricted Stock, nor shall any amendment, modification, suspension or termination deprive any holder of any Shares which he may have acquired through the Plan.

9.    Limitation of Liability

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to: (a) give any person the right to be granted an Award other than at the sole discretion of the Committee; (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan; (c) limit in any way the right of the Company or any subsidiary to terminate the employment of any person at any time; or (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

10.    Securities Law Requirements

Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and the rules and regulations promulgated thereunder. The Committee may require an individual receiving Shares under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares are being acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such Shares and that the Participant will not dispose of such shares in a transaction which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act and the rules and regulations thereunder. The certificates issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

11.    Governing Law

Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof.

12.    Withholding of Taxes

The Company is authorized to withhold, from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.